UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2015 (November 30, 2015)

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Commercial Street

Sunnyvale, California 94086

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]  Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Square 1 Bank Loan Modification

On November 30, 2015, Viveve, Inc. (“Viveve”), the wholly-owned subsidiary of Viveve Medical, Inc. (the “Company”), entered into an amendment (the “Third Amendment”) to that certain loan and security agreement with Pacific Western Bank as successor in interest by merger to Square 1 Bank (the “Lender”), dated September 30, 2014, as amended on February 19, 2015 and May 14, 2015 (the “Loan Agreement”).

Pursuant to the Third Amendment, the Lender agreed to waive any and all of the performance to plan revenue covenants described in Section 6.7(a) of the Loan Agreement. In addition, the Third Amendment requires Viveve to provide the Lender with a budget and updated projections for Viveve’s 2016 fiscal year approved by its Board of Directors on or before January 10, 2016, instead of on or before January 15, 2016. In addition, Viveve agrees to maintain a balance of unrestricted cash and cash equivalents at the Lender, plus unrestricted cash and cash equivalents at an affiliate of the Lender in an account of at least the amount of all cash advances or any other extension of credit by the Lender under the Loan Agreement then outstanding, monitored on a daily basis.

The description of the Third Amendment is not complete and is subject to and qualified in its entirety by the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement, dated November 30, 2015, between Viveve, Inc. and Pacific Western Bank, as successor in interest by merger to Square 1 Bank*

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, INC.

Date: December 4, 2015	By:	/s/ Patricia Scheller
Patricia Scheller
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement, dated November 30, 2015, between Viveve, Inc. and Pacific Western Bank, as successor in interest by merger to Square 1 Bank*

*Filed herewith

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